SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   JANUARY 2, 1996

                               SPEC'S MUSIC, INC.
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             (Exact name of registrant as specified in its charter)

   FLORIDA                         0-14323                       59-1362127
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(State or other               (Commission File                 (IRS Employer
jurisdiction of                  Number)                    Identification No.)
incorporation)

1666 N.W. 82ND AVENUE, MIAMI, FLORIDA                               33131
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code   (305) 592-7288

                                       N/A
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          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

         On January 2, 1996, the Company's lender declared the Company to be in default under its unsecured credit agreement due to the Company's failure to meet the "fixed charge coverage ratio" and the "debt service coverage ratio" as defined in the credit agreement. Although the Company has failed to meet these financial covenants, it is continuing to make payments under the credit agreement. The outstanding amount currently due under the credit line is approximately $14,000,000.

         As a result of the default, the Company's lender has demanded repayment of all amounts due under the credit agreement. The Company has commenced discussions with other prospective lenders about refinancing its credit line on a secured basis. There can be no assurance, however, that the Company will successfully refinance its credit line.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 8, 1996                              SPEC'S MUSIC, INC.
                                                     ------------------
                                                     (Registrant)

                                                     By: /S/ ANN S. LIEFF
                                                         ----------------
                                                          Ann S. Lieff
                                                          President

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